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                                                                  EXHIBIT 23.18

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this post effective amendment No. 1 on Form S-3 to the previously filed registration statement on Form S-4 of our report dated December 5, 1997 on the financial statements of Kestrel Holdings, Inc. as of and for the year ended September 30, 1997, included in Pierce Leahy Corp.'s Form 8-K dated July 2, 1998 and to all references to our Firm included in this registration statement.

                                        /s/James N. Howard and Associates, P.C.

Dallas, Texas
January 28, 2000